Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2016 RESULTS
Mild temperatures negatively impact earnings, Reaffirms 2016 earnings guidance

MADISON, Wis. - May 4, 2016 - Alliant Energy Corporation (NYSE: LNT) today announced consolidated unaudited earnings per share (EPS) from continuing operations for the three months ended March 31 as follows:

	2016	2015
Utilities, ATC and Corporate Services	$0.84	$0.86
Non-regulated and Parent	0.02	0.01
Alliant Energy Consolidated	$0.86	$0.87

“First quarter 2016 temperatures, as measured by heating degree days, were approximately 10% warmer than normal in our service territory resulting in $0.05 per share of lower earnings,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “With the exception of the mild weather, results were in-line with our expectations allowing us to reaffirm our 2016 earnings guidance.“

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company LLC (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.84 per share of EPS from continuing operations in the first quarter of 2016, which was $0.02 per share lower than the first quarter of 2015. The primary drivers of lower EPS were lower electric and gas sales volumes caused by the mild temperatures in early 2016, higher depreciation expense and the dilution impact of common shares issued in 2015. Lower quarter-over-quarter EPS was partially offset by higher allowance for funds used during construction, lower retail electric customer billing credits at Interstate Power and Light Company (IPL), and lower energy efficiency cost recovery amortizations at Wisconsin Power and Light Company (WPL).

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.02 per share of EPS from continuing operations in the first quarter of 2016, which was an improvement of $0.01 per share compared to the first quarter of 2015.

Common Stock Split - On April 20, 2016, Alliant Energy’s Board of Directors approved a two-for-one common stock split and a proportionate increase in the number of shares of common stock of Alliant Energy from 240 million shares to 480 million shares to implement the stock split. Alliant Energy shareowners of record at the close of business on May 4, 2016 will receive one additional share of Alliant Energy common stock for each share held on that date. The proportionate interest that a shareowner owns in Alliant Energy will not change as a result of the stock split. The additional shares are expected to be distributed on May 19, 2016 and post-split trading is expected to begin on May 20, 2016. Based on common shares outstanding as of March 31, 2016, upon the completion of the stock split, Alliant Energy will have approximately 227 million shares of common stock outstanding. All share and per share amounts in this earnings release have been reflected on a pre-split basis, except as otherwise noted. The stock split will require all historical common stock shares and EPS data to be recast in the second quarter of 2016.

Details regarding EPS from continuing operations variances between the first quarters of 2016 and 2015 for Alliant Energy are as follows:

	Q1 2016	Q1 2015	Variance
Utilities, ATC and Corporate Services:
Estimated temperature impact on electric and gas sales	($0.05)	$0.04	($0.09)
Higher allowance for funds used during construction			0.03
Lower retail electric customer billing credits at IPL	(0.01)	(0.03)	0.02
Higher retail electric sales due to the additional day for leap year	0.02		0.02
Lower energy efficiency cost recovery amortizations at WPL			0.02
Higher depreciation expense			(0.02)
Dilution impact of shares issued in 2015			(0.02)
Other (includes higher estimated temperature-normalized retail electric sales)			0.02
Total Utilities, ATC and Corporate Services			($0.02)
Non-regulated and Parent:
Other			0.01
Total Non-regulated and Parent			$0.01

Estimated temperature impact on electric and gas sales - The impact of the mild temperatures on Alliant Energy’s electric and gas sales in the first quarter of 2016, compared to normal temperatures, was estimated to be a $0.05 per share decrease in margins. By comparison, the net impact of the cold temperatures on Alliant Energy’s electric and gas sales in the first quarter of 2015 was estimated to be a $0.04 per share increase in margins.

Lower retail electric customer billing credits at IPL - IPL is providing customer billing credits to its Iowa retail electric customers of $105 million in aggregate over the 2014-2016 period in connection with its approved Iowa retail electric base rate freeze through 2016. In 2016, IPL will credit customer bills by approximately $9 million and the credits will occur ratably throughout the year. By comparison, the billing credits in 2015 were approximately $24 million.

2016 Earnings Guidance

Alliant Energy is reaffirming EPS guidance for 2016, both before and after giving effect to Alliant Energy’s previously announced 2-for-1 stock split as follows:

	Pre-Split	Post-Split
Utilities, ATC and Corporate Services	$3.55-$3.80	$1.77-$1.90
Non-regulated and Parent	0.05-0.10	0.03-0.05
Alliant Energy Consolidated	$3.60-$3.90	$1.80-$1.95

Drivers for Alliant Energy’s 2016 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 18%

The 2016 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, impact of the potential ATC restructuring, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the first quarter 2016 results is scheduled for Thursday, May 5th at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Senior Vice President and Chief Financial Officer Tom Hanson will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through May 12, 2016, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 950,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2016;

•	the impact of WPL’s retail electric and gas base rate freeze in Wisconsin during 2016;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
developments that adversely impact the ability to implement the strategic plan, including unanticipated issues with new environmental control equipment for various fossil-fueled EGUs of IPL and WPL, IPL’s construction of the Marshalltown Generating Station, WPL’s Riverside Energy Center expansion, various replacements, modernization, and expansion of IPL’s and WPL’s electric and gas distribution systems, Alliant Energy Resources, LLC’s electricity output and selling price of such output from its Franklin County wind farm, and the potential decommissioning of certain EGUs of IPL and WPL;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal, including due to the bankruptcy of coal mining companies;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	impacts on equity income from unconsolidated investments due to potential changes to ATC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the coal combustion residuals rule, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas transmission and distribution safety regulations, such as proposed rules recently issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with integration of a new customer billing and information system, which was completed in the first quarter of 2016;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, RMT, Inc. and Whiting Petroleum Corporation, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from Regional Transmission Organizations and recovery of costs incurred;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	inability to access technological developments, including those related to wind turbines, solar generation, smart technology and other future technologies;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting standards issued periodically by standard-setting bodies, including revenue recognition and lease standards;

•	the impact of changes to production tax credits for wind farms;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	impacts of the extension of bonus depreciation deductions;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2016 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2016 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FIRST QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	Three Months
	2016	2015
IPL	$0.40	$0.43
WPL	0.41	0.40
AE Transco Investments, LLC and Corporate Services	0.03	0.03
Subtotal for Utilities, ATC and Corporate Services	0.84	0.86
Non-regulated and Parent	0.02	0.01
EPS from continuing operations	0.86	0.87
EPS from discontinued operations	(0.01)	—
Alliant Energy Consolidated	$0.85	$0.87

Earnings (in millions):	Three Months
	2016	2015
IPL	$45.6	$47.5
WPL	46.5	44.9
AE Transco Investments, LLC and Corporate Services	3.3	2.7
Subtotal for Utilities, ATC and Corporate Services	95.4	95.1
Non-regulated and Parent	2.2	1.5
Earnings from continuing operations	97.6	96.6
Losses from discontinued operations	(1.1)	—
Alliant Energy Consolidated	$96.5	$96.6

ALLIANT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$668.9	$671.3
Gas utility	152.2	198.4
Other utility	13.2	16.4
Non-regulated	9.5	11.3
	843.8	897.4
Operating expenses:
Electric production fuel and purchased power	200.9	215.9
Electric transmission service	127.9	123.2
Cost of gas sold	95.2	130.8
Other operation and maintenance:
Energy efficiency costs	13.9	17.0
Other	131.2	130.9
Depreciation and amortization	102.5	100.2
Taxes other than income taxes	26.3	26.5
	697.9	744.5
Operating income	145.9	152.9
Interest expense and other:
Interest expense	48.0	46.6
Equity income from unconsolidated investments, net	(10.5)	(6.5)
Allowance for funds used during construction	(13.2)	(6.8)
Interest income and other	(0.2)	(0.1)
	24.1	33.2
Income from continuing operations before income taxes	121.8	119.7
Income taxes	21.6	20.5
Income from continuing operations, net of tax	100.2	99.2
Loss from discontinued operations, net of tax	(1.1)	—
Net income	99.1	99.2
Preferred dividend requirements of Interstate Power and Light Company	2.6	2.6
Net income attributable to Alliant Energy common shareowners	$96.5	$96.6
Weighted average number of common shares outstanding (basic and diluted) (a)	113.4	111.1
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted) (a):
Income from continuing operations, net of tax	$0.86	$0.87
Loss from discontinued operations, net of tax	(0.01)	—
Net income	$0.85	$0.87
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$97.6	$96.6
Loss from discontinued operations, net of tax	(1.1)	—
Net income	$96.5	$96.6
Dividends declared per common share (a)	$0.5875	$0.55

(a)	Amounts do not reflect the effects of a two-for-one common stock split approved by Alliant Energy’s Board of Directors on April 20, 2016.

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2016	December 31, 2015
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$4.8	$5.8
Other current assets	763.7	821.0
Property, plant and equipment, net	9,626.6	9,519.1
Investments	323.5	346.3
Other assets	1,816.4	1,803.0
Total assets	$12,535.0	$12,495.2
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$313.4	$313.4
Commercial paper	213.4	159.8
Other current liabilities	821.7	886.1
Long-term debt, net (excluding current portion)	3,522.7	3,522.2
Other liabilities	3,699.2	3,689.6
Equity:
Alliant Energy Corporation common equity	3,764.6	3,724.1
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	3,964.6	3,924.1
Total liabilities and equity	$12,535.0	$12,495.2

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in millions)
Cash flows from operating activities	$228.3	$314.7
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(220.4)	(226.0)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(18.8)	(19.8)
Other	19.2	(5.1)
Net cash flows used for investing activities	(220.0)	(250.9)
Cash flows used for financing activities:
Common stock dividends	(66.5)	(60.7)
Proceeds from issuance of common stock, net	6.2	122.1
Net change in commercial paper	53.6	(99.8)
Other	(2.6)	15.3
Net cash flows used for financing activities	(9.3)	(23.1)
Net increase (decrease) in cash and cash equivalents	(1.0)	40.7
Cash and cash equivalents at beginning of period	5.8	56.9
Cash and cash equivalents at end of period	$4.8	$97.6

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2016	March 31, 2015
Common shares outstanding (000s) (a)	113,563	112,977
Book value per share (a)	$33.15	$31.84
Quarterly common dividend rate per share (a)	$0.5875	$0.55

	Three Months Ended March 31,
	2016	2015
Utility electric sales (000s of MWh) (b)
Residential	1,841	2,052
Commercial	1,596	1,596
Industrial - IPL co-generation customers	262	231
Industrial - other	2,504	2,629
Retail subtotal	6,203	6,508
Sales for resale:
Wholesale	980	864
Bulk power and other	99	418
Other	25	37
Total	7,307	7,827
Utility retail electric customers (at March 31) (c)
Residential	806,474	850,762
Commercial	140,699	139,142
Industrial - IPL co-generation customers	4	4
Industrial - other	2,537	2,870
Total	949,714	992,778
Utility gas sold and transported (000s of Dth) (b)
Residential	12,116	14,986
Commercial	8,084	9,568
Industrial	971	1,023
Retail subtotal	21,171	25,577
Transportation / other	22,235	22,587
Total	43,406	48,164
Utility retail gas customers (at March 31) (c)
Residential	365,228	373,992
Commercial	44,697	46,241
Industrial	384	428
Total	410,309	420,661

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2016	2015
Electric margins	($6)	$5
Gas margins	(3)	3
Total temperature impact on margins	($9)	$8

	Three Months Ended March 31,
	2016	2015	Normal (d)
Heating degree days (HDDs) (d)
Cedar Rapids, Iowa (IPL)	3,069	3,690	3,432
Madison, Wisconsin (WPL)	3,258	3,834	3,519

(a)	Amounts do not reflect the effects of a two-for-one common stock split approved by Alliant Energy’s Board of Directors on April 20, 2016.

(b)
In July 2015 and April 2015, IPL completed the sales of its Minnesota electric and gas distribution assets, respectively. Following the electric sale, Minnesota electric sales were reported as wholesale versus retail.

(c)	Customer count decreases were largely due to sale of IPL’s Minnesota electric and natural gas distribution assets in 2015.

(d)	HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.